Calculation of Filing Fee Tables
F-3
WESTPAC BANKING CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Subordinated Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Ordinary Shares	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. Also includes an unspecified number of securities that may be offered or sold by the registrant or a subsidiary of the registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold under, registration statements previously filed by the registrant. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement. (2) Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the registrant.

[2]	(1) An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. Also includes an unspecified number of securities that may be offered or sold by the registrant or a subsidiary of the registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold under, registration statements previously filed by the registrant. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement. (2) Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the registrant.